SCARSDALE EQUITIES LLC

MEMBER FINRA, SIPC
10 ROCKEFELLER PLAZA
SUITE 720
NEW YORK, NY 10020
TEL +1 212 433-1375 FAX +1 212 969-9013

August 19, 2011

ENCORE BRANDS,INC.
1525 Montana Avenue, Suite C
Santa Monica, CA. 90403

Attn: Mr. Gareth West
Chairman and Chief Executive Officer

Engagement Agreement

Dear Mr. West:

This agreement (the "Agreement") confirms the terms upon which ENCORE BRANDS,INC. (the "Company") engages Scarsdale Equities LLC ("Scarsdale Equities"), as its exclusive financial advisor.

1. *Scope of Engagement*. The Company hereby engages Scarsdale Equities (the "Engagement") as a Financial Advisor to advise the Board and Management with Strategic Planning and or in connection with any financing during the term of the Engagement in connection with any private placement or financing of debt or equity securities (the "Financing Transaction"), or Strategic Alliance. The Financing Transaction is to be placed by Scarsdale Equities and its selected dealers and/or sub-agents on a "best efforts" basis to "accredited investors" in accordance with Regulation D under the Securities Act of 1933, as amended (the "Act"). During the Term (as defined herein).

2. *Scope of Work*. In connection with the Engagement, Scarsdale Equities will (i) familiarize itself to the extent it deems appropriate with the business, operations, financial condition and prospects of the Company; (ii) for any financing, assist the Company in preparing any offering documents; (iii) assist the Company with the production of a business plan; and (iv) identify and introduce possible capital or strategic sources that might have an interest in providing financing to the Company.

3. *Company Responsibilities, Representations and Warranties*. (a) In connection with the Engagement:

(i) The Company agrees to cooperate with Scarsdale Equities and will furnish to Scarsdale Equities all information and data concerning the Company (the "Information") which Scarsdale Equities reasonably deems appropriate for purposes of rendering its services hereunder, and will provide Scarsdale Equities access to the Company's officers, directors, managers, employees and advisors;

(ii) The Company represents and warrants to Scarsdale Equities that (x) all information included or incorporated by reference in any offering documents or

otherwise made available to Scarsdale Equities by the Company to be communicated to possible investors in which Scarsdale Equities is involved will be complete and correct and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, and (y) any projected financial information or other forward-looking information that the Company provides to Scarsdale Equities will be made in good faith, based on management's best estimates at the time, and based on facts and assumptions that the Company believes are reasonable;

(iii) The Company agrees to promptly notify Scarsdale Equities if the Company believes that any Information that was previously provided to Scarsdale Equities has become misleading or inaccurate in any way;

(iv) The Company acknowledges and agrees that, in rendering its services hereunder, Scarsdale Equities will be using and relying on the Information (and information available from public sources and other sources deemed reliable by Scarsdale Equities without independent investigation or verification thereof or independent appraisal or evaluation of the Company or its business or assets, or of any other party to a financing or any other Company-related transaction in which Scarsdale Equities is involved;

(v) The Company acknowledges and agrees that Scarsdale Equities has no responsibility for the accuracy or completeness of any offering documents or any other information regarding the Company; and

(vi) The Company agrees it is solely responsible for the decision to accept any financing and acknowledges that Scarsdale Equities is not responsible for the due diligence, legal or regulatory compliance and success or failure of any financing.

(b) Any advice rendered by Scarsdale Equities during the Term or in any meetings between Scarsdale Equities, the Company and/or the Company's officers, directors, managers or members, as well as any written materials provided by Scarsdale Equities, are intended solely for the benefit and confidential use of the Company and will not be reproduced, summarized, described or referred to or given to any other person for any purpose without Scarsdale Equities prior written consent (except for the Company's accountants, attorneys and similarly employed and/or engaged persons).

(c) The Company represents to Scarsdale Equities that the Company has not engaged in any public or private offering of securities or taken or failed to take any action that would cause any Financing Transaction contemplated by this Agreement not to qualify for an applicable exemption from registration under the Act. Furthermore, the Company agrees not to solicit any offerees or take any action which might jeopardize the availability of any exemption under the Act with respect to any Financing Transaction contemplated by this Agreement.

4. *Fees*. As compensation for its services, the Company agrees to pay Scarsdale Equities fees as follows:

(a) *Retainer Fee*: As compensation for services rendered in connection with the Engagement, during the Term, the Company agrees to pay Scarsdale a non-refundable retainer of $80,000, $40,000 payable upon the execution of this agreement, and $20,000 payable 60 days from the execution of this agreement, $20,000 payable 120 days from the execution of this agreement.

(b) *Founders Shares*: As compensation for services rendered in connection with this engagement the Company share issue 3,000,000 shares of common stock $0.001 par value upon the execution of this agreement, the Company will also issue 2,000,000 10-year warrants exercisable at $0.02 on the twelve month anniversary of this agreement (see schedule A).

(c) *Financing Fee*: As compensation for services rendered in connection with any Financing Transaction completed on behalf of the Company during the Term, the Company shall pay to Scarsdale Equities at each closing of any such Financing Transaction, a cash fee equal to 7% of the gross proceeds raised. The cash fee payable pursuant to this section 4 (c) will be reduced by the non-refundable retainer paid pursuant to section 4 (a).

(d) *Follow-On Financing:* For a period of 12 months following the expiration of the Term, if any Financing Transaction with any investor or strategic partner identified by Scarsdale Equities during the Term is completed by the Company, the Company shall cause to be paid to Scarsdale Equities the fees set forth in this Section 4 (b) and (c) with respect to any such transaction. All such investors shall be identified in writing upon either the completion of the Financing Transaction or the termination or expiration of this Agreement and only follow-on investments received from such investors shall be subject to further fees.

5. *Expenses*. In addition to the fees payable to Scarsdale Equities pursuant to Section 4, the Company will reimburse Scarsdale Equities for all normal business expenses (including fees and expenses of its counsel and any other independent experts retained by Scarsdale Equities) reasonably incurred by Scarsdale Equities in connection with the Engagement, whether or not any Financing Transaction is consummated. Such reimbursement will be payable promptly upon submission by Scarsdale Equities of statements to the Company. If any expense shall exceed $500 Scarsdale Equities shall obtain the prior written consent of the Company before incurrence of such expense.

6. *Scope of Responsibility; Sub-Agents*. (a) Neither Scarsdale Equities nor any of its affiliates (nor any of their respective control persons, directors, officers, employees, agents or sub-agents) shall be liable to the Company or to any other person claiming through the Company for any claim, loss, damage, liability, cost or expense suffered by the Company or any such person arising out of or related to the Engagement (a "Company Claim") except for a claim, loss or expense that arises primarily out of or is based primarily upon any action or failure to act by Scarsdale Equities, other than an action or failure to act undertaken at the request or with the written consent of the Company, that is found in a final judicial determination (or settlement tantamount thereto) to constitute willful misconduct or gross negligence on the part of Scarsdale Equities .

(b) The Company acknowledges and agrees that Scarsdale Equities may use its own selected dealers and sub-agents in connection with any Financing Transaction

contemplated by this Agreement provided that such dealers and sub-agents are compensated solely by Scarsdale Equities.

7. *Indemnification.* The Company agrees to indemnify and hold harmless Scarsdale Equities and its affiliates (and their respective control persons, directors, officers, employees, agents and sub-agents) to the full extent lawful against any and all claims, losses, damages, liabilities, costs and expenses as incurred (including all reasonable fees and disbursements of counsel and all reasonable travel and other out-of-pocket expenses incurred) in connection with investigation of, preparation for and defense of any pending or threatened claim and any litigation or other proceeding, therefrom arising out of or related to any actual or proposed Financing Transaction hereunder or the Engagement in any way (a "Scarsdale Equities Claim"), except that the Company shall not be obligated to indemnify, hold harmless and/or pay any fees or expenses to any person for a Scarsdale Equities Claim if such Scarsdale Equities Claim arises out of or is based upon any action or failure to act by Scarsdale Equities, that is found in a final judicial determination (or settlement tantamount thereto) to constitute willful misconduct or gross negligence on the part of Scarsdale Equities and or any of its officers, associates, affiliates, or employees. The Company will not, without the prior written consent of Scarsdale Equities, settle any litigation relating to the Engagement unless such settlement includes an express, complete and unconditional release of Scarsdale Equities and its affiliates (and their respective control persons, directors, officers, employees, agents and sub-agents) with respect to all claims asserted in such litigation or relating to the Engagement, such release to be set forth in an instrument signed by all parties to such settlement.

8. *Term and Termination.* The term of the Engagement (the "Term") shall commence on the date hereof and continue for a period of twelve months. Expiration of the Term shall not affect Scarsdale Equities right to (a) expense reimbursement under Section 5 herein, (b) receipt of payment of the fees pursuant to Section 4 herein, (c) the indemnification contemplated by Section 7 herein, and (d) right to any accrued but unpaid compensation expressly due under this Agreement.

9. *Governing Law; Jurisdiction; Waiver of Jury Trial; Optional Arbitration.* This Agreement will be deemed made in New York and will be exclusively governed by the laws of the State of New York without regards to the conflict of law principles contained therein. Any dispute arising hereunder, if not settled by mutual agreement, shall be settled by arbitration. The arbitration shall be conducted in accordance with the rules of the American Arbitration Association by a single arbitrator appointed in accordance with such rules. Arbitration shall take place in New York, New York. The Company irrevocably submits to the jurisdiction of any court of the State of New York, for the purpose of any suit, action or other proceeding arising out of this Agreement, or any of the agreements or transactions contemplated hereby, which is brought by or against the Company. Each of the Company and Scarsdale Equities hereby knowingly, voluntarily and irrevocably waive any right it may have to a trial by jury in respect of any claim based upon, arising out of or in connection with this Agreement and the transactions contemplated hereby.

10. *Independent Contractor.* The Company acknowledges and agrees that (a) Scarsdale Equities will act as an independent contractor and is being retained solely to assist the Company in corporate finance matters, and that Scarsdale Equities is not being

retained to advise the Company on, or to express any opinion as to, the wisdom, desirability or prudence of consummating any financing or sale transaction; and (b) Scarsdale Equities is not and will not be construed as a fiduciary of the Company or the Company or any affiliate thereof and will have no duties or liabilities to the equity holders or creditors of the Company, and affiliates of the Company or any other Person by virtue of this Agreement and the retention of Scarsdale Equities hereunder, all of which duties and liabilities are hereby expressly waived. Neither equity holders nor creditors of the Company are intended beneficiaries hereunder. The Company confirms that it will rely on its own counsel, accountants and other similar expert advisors for legal, accounting, tax and other similar advice.

11. *Miscellaneous*. This Agreement may not be modified or amended except in a writing executed by the Company and Scarsdale Equities which may be in counterparts, each of which will be deemed an original and all of which will constitute one and the same instrument. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements between the parties.

If the foregoing correctly sets forth our Agreement, please so indicate by signing below and returning an executed copy to Scarsdale Equities. This Agreement may be executed by the exchange of facsimile/telecopy or e-mail/electronic signature between the parties of signed counterparts of this Agreement. We look forward to working with you and the rest of the management team in a long-term relationship that assists the Company in achieving its business goals.

SCARSDALE EQUITIES LLC

By: ________________________
Francis A. Mlynarczyk, Jr.
Chief Executive Officer

Agreed and accepted:

ENCORE BRANDS, INC.

By: ________________________
Gareth West
Chairman and Chief Executive Officer